Exhibit 10.2

FIRST AMENDMENT

TO

SERIES B UNIT PURCHASE AGREEMENT

This FIRST AMENDMENT TO SERIES B UNIT PURCHASE AGREEMENT, dated as of January 31, 2014 (this “Agreement”), is entered into by and among American Midstream Partners, LP, a Delaware limited partnership (“AMID”), American Midstream GP, LLC, a Delaware general partnership (“American Midstream GP”), and High Point Infrastructure Partners, LLC, a Delaware limited liability company (“HPIP,” and along with American Midstream GP, the “Purchasers”).  Any capitalized term used and not defined herein shall have the meaning assigned to such term in that certain Series B Unit Purchase Agreement, by and among AMID and the Purchasers, dated January 22, 2014 (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, AMID agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from AMID, their respective percentage of Purchased Units as set forth in Schedule A to the Purchase Agreement; and

WHEREAS, AMID and the Purchasers desire to amend the Purchase Agreement so that American Midstream GP will purchase 100% of the Purchased Units and HPIP will purchase none of the Purchased Units.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AMID and the Purchasers hereby agree as follows:

1. Schedule A.  Schedule A of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Purchaser	Percentage of Purchased Units	Contact Information
American Midstream GP, LLC	100	1614 15th Street, Suite 300 Denver, Colorado 80202 Attention: William B. Mathews Telephone: (720) 457-6075 Facsimile: (720) 457-6040

2. Effectuation. The amendment contemplated by this Agreement shall be deemed effective immediately upon the execution of this Agreement by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Agreement.

3. Effect on Agreement. Except as specifically modified herein, the Purchase Agreement shall continue to be in full force and effect. The execution and delivery of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto. From and after the date hereof, all references in the Purchase Agreement to the “Agreement” shall mean the Purchase Agreement as modified by this Agreement.

4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

5. Severability. If any provision in the Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Agreement, and the remaining provisions shall remain in full force and effect.

6. Further Assurances. Each party to this Agreement shall execute and deliver such documents and shall take such actions as may be reasonably necessary or desirable to effect the transactions described in this Agreement.

7. Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

American Midstream Partners, L.P.

By: American Midstream GP, LLC
Its General Partner

By	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

American Midstream GP, LLC

By	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

High Point Infrastructure Partners, LLC

By	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

Signature Page to First Amendment to Unit Purchase Agreement